                                                                   EXHIBIT 10.5


                           AGREEMENT FOR THE SALE AND

                            PURCHASE OF REAL ESTATE

         THIS AGREEMENT (herein referred to as this "AGREEMENT"), entered into as of this 28th day of November, 2001 by and between PEACHTREE CITY HOLDINGS, L.L.C., a Georgia limited liability company (hereinafter referred to as "SELLER"), and SOUTHERN COMMUNITY BANK (hereinafter referred to as "PURCHASER");

         WITNESSETH THAT: For and in consideration of the sum of One Hundred and no/100ths Dollars ($100.00) paid this date by Purchaser to Seller, the receipt of which is hereby acknowledged by Seller and which is non-refundable (but at Closing, as defined in Subparagraph 4.01 below, shall become a part of the Earnest Money and apply toward the Purchase Price), the mutual covenants contained herein, and for other good and valuable consideration as herein provided, the parties hereto, intending to be legally bound, agree as follows:

1.00     PURCHASE AND SALE

         1.01 Upon the terms and conditions hereinafter set forth, Seller agrees to sell and Purchaser agrees to purchase a 1.2 acre, more or less, site lying and being in Land Lot(s) 130 and 159 of the 7th District of Fayette County, Georgia, being more particularly described on EXHIBIT "A", attached hereto and incorporated herein by this reference (hereinafter referred to as the "PROPERTY"). Purchaser agrees that Purchaser is buying the Property in an "as is" condition and the Seller is making no representations or warranties as to the condition of the Property or the habitability or use thereof.

2.00     EARNEST MONEY

         2.01 Purchaser shall pay Twenty Five Thousand and No/100 Dollars ($25,000.00) to Seller upon Purchaser's execution and delivery of this Agreement, which amount shall be held by Seller as earnest money (hereinafter referred to as "EARNEST MONEY") and shall be applied against the Purchase Price as provided for in Paragraph 3.00 hereof, or otherwise disbursed or retained by Seller in accordance herewith.

3.00     PURCHASE PRICE

         3.01 The purchase price of the Property shall be Seven and 45/100 Dollars ($7.45) per square foot and shall be determined by multiplying the total square footage as shown on the survey provided for in Paragraph 15.00 hereof by the price per square foot set forth above and the amount so determined (herein referred to as the

"PURCHASE PRICE") shall be paid by Purchaser in cash at Closing by wire transfer of immediately available funds, cashiers check or such other check as shall be satisfactory to Seller, less a credit for the Earnest Money.

4.00     CLOSING

         4.01 The closing of the sale contemplated herein (hereinafter referred to as the "CLOSING") shall be held at the offices of the Seller in Peachtree City, Georgia or at such other place mutually acceptable to the parties hereto, on or before 180 days after the Effective Date (as defined in Paragraph 6 hereof) or the 3rd day of June, 2002, whichever is sooner, during regular business hours. The exact time of Closing shall be designated by Purchaser by giving notice thereof to Seller not less than ten (10) days prior to Closing. The acceptance of a deed to the Property by the Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Agreement except those which are herein specifically stated to survive the Closing.

5.00     TITLE

         5.01 At the Closing Seller shall convey to Purchaser fee simple title (same being defined as insurable at standard rates by a national title insurance company on its own standard ALTA owner's form free and clear of liens and encumbrances except standard exceptions as to questions of survey, claims of liens resulting from actions of Purchaser or Permitted Title Exceptions, as that term is hereinafter defined) to the Property by Limited Warranty Deed, which shall be in the form of and contain the same warranty as the Limited Warranty Deed attached hereto as EXHIBIT "B" and by this reference made a part hereof, which Limited Warranty Deed shall be executed by Seller pursuant to due authorization, witnessed and acknowledged as required by applicable law and delivered to Purchaser by Seller at Closing. In addition to the Limited Warranty Deed, Seller shall also deliver to Purchaser at Closing an entity non-foreign certification and a property owner's affidavit reasonably acceptable to Purchaser's title insurer.

         5.02 Title to the Property shall be conveyed by Seller to Purchaser free of all liens, leases and encumbrances with the following exceptions (which exceptions are hereinafter referred to as the "PERMITTED EXCEPTIONS"):

                  (i) Current city, state and county ad valorem property and sanitary taxes not yet due and payable;

                  (ii) All zoning ordinances and governmental restrictions affecting the Property;

                  (iii) Deed Restrictions attached as EXHIBIT "A" to the Limited Warranty Deed provided by in Subparagraph 5.01 above;

                  (iv) General utility, sewage, drainage and access easements and pedestrian or cart paths now affecting the Property;

                  (v) Those matters that would be revealed by a survey, or physical inspection, of the Property if such survey or inspection were made.

         5.03 Purchaser shall have ninety (90) calendar days after the Effective Date to examine title to the Property and to furnish Seller with a written statement of objections, if any, other than the Permitted Exceptions, to the title to the Property accompanied by a copy of Purchaser's title report disclosing such objections to title. Should Purchaser fail to notify Seller of any such objections to title to the Property within the aforesaid ninety (90) day period, Purchaser shall be deemed to have waived all objections to the title to the Property as of said date, and any exceptions disclosed by an examination of title to the Property as of the date of Purchaser's title report or which would have been disclosed as of the expiration of said ninety (90) day period had such an examination of title been made, whichever is later, shall be deemed to be included in the Permitted Exceptions. Seller shall have until the Closing Date in which to cure such valid objections of which it was notified by Purchaser. Should Seller fail to satisfy or cure all such valid objections, then Purchaser shall have the right at Purchaser's election either to terminate this Agreement and thereupon be entitled to a refund of Purchaser's Earnest Money, or waive those title objections which Seller failed to satisfy or cure and proceed to close the sale of the Property contemplated herein and accept the Property subject to such objections with no reduction in the Purchase Price.

         5.04 Should Seller be unable to convey fee simple title to the Property subject only to Permitted Exceptions, the sole obligation of Seller shall be to refund Purchaser's Earnest Money and, upon the making of such refund, this Agreement shall wholly cease and terminate and no party shall have any further claim against any other by reason of this Agreement, and the lien or right, if any, of the Purchaser against or to the Property shall wholly cease.

         5.05 The Seller shall not be required, and is not obligated hereby, to bring any action or proceedings or otherwise to incur any expense to cure any objections to title or otherwise to render title to the Property free of any liens, leases or encumbrances whatsoever.

6.00     EFFECTIVE DATE

         6.01 For the purposes of this Agreement, the term "EFFECTIVE DATE" shall mean the date on which the last of Purchaser and Seller shall execute this Agreement, as evidenced by the date opposite their respective signature blocks on the signature page hereof.

7.00     PRORATIONS

         7.01 At the Closing, all city, state and county and ad valorem property taxes for the calendar year of Closing, and all water and sewer charges and assessments of any kind on the Property for the then current assessment period, shall be prorated between Purchaser and Seller as of the Closing Date. If the actual amount of the taxes for the then current year are not known at Closing, the ad valorem property taxes shall be prorated on the basis of the taxes for the immediate prior year and a new proration to be made, if necessary, when the tax bills are issued for the calendar year of Closing and in such event either Purchaser or Seller, as applicable, immediately shall pay to the other on demand any balance due to the other. This paragraph shall survive the Closing and the delivery of the deed of conveyance.

8.00     INSPECTIONS

         8.01 Purchaser shall, for a period of ninety (90) days after the Effective Date (the "Inspection Period"), have the privilege of going upon the Property, with Purchaser's agents, representatives or designees, to examine, survey, and make such inspections and engineering tests as the Purchaser may deem necessary on the Property. Purchaser shall provide Seller reasonable notice as to the date and time Purchaser anticipates its agents or representatives to perform such tests so Seller may have a representative present. Purchaser shall indemnify and hold Seller harmless from and against any and all liens which may arise as a result of Purchaser's activities on the Property or the activities of Purchaser's agents, representatives, or designees, and against any and all claims for death or injury to persons or property arising out of or as a result of Purchaser's going upon the Property or from the activities of Purchaser's agents, representatives, or designees upon the Property pursuant to the provisions of this subparagraph. If the purchase and sale contemplated hereby shall not close for any reason other than a default by Seller hereunder, Purchaser shall provide Seller with a copy of any and all studies or reports received by Purchaser pursuant to the exercise by Purchaser of the rights and privileges herein granted and Purchaser, to the extent practicable, shall promptly restore the Property to its condition on the date hereof after all such tests. This paragraph shall survive the Closing and delivery of the deed of conveyance or earlier termination of this Agreement.

         Seller agrees that in the event Purchaser determines (such determination to be made in Purchaser's sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, the Earnest Money shall be non-refundable, except as provided herein, and Purchaser shall no longer have any right to terminate this Agreement under this Section 8.01 and (subject to the provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement.

         8.02 Purchaser hereby agrees that, except as specifically provided for herein, Seller has made no warranties or representations whatsoever pertaining to the Property, the condition thereof, the value thereof, or any other matter with respect to the Property.

9.00     DEVELOPMENT APPROVALS

         No alterations shall be made to the Property prior to the submittal and approval in writing by Seller of Purchaser's site plans, architectural elevations and landscape plans. All such plans and elevations shall be submitted within 120 days of the Effective Date and shall provide Seller with the information Seller deems necessary in Seller's reasonable judgment to review such plans. Purchaser has the right to extend the submittal period for an additional sixty (60) days if necessary. All final landscape plans may be submitted after site development has started. All plan submittals shall follow the process outlined in Exhibit "C" attached. If Purchaser elects not to submit any or all of the required plans and elevations within the 120 day period, Seller has the right but not the obligation to provide Purchaser with written notice that this Agreement is null and void and retain Purchaser's Earnest Money as liquidated damages and neither party shall have any further obligation to the other.

10.00    NOTICES

         10.01 All notices, demands, deliveries of surveys and any and all other communications which may be or are required to be given to or made by any party to the other in connection with this Agreement shall be in writing and shall be deemed to have been properly given if (i) delivered in person,
(ii) sent by certified mail, return receipt requested, (iii) sent by electronic transfer device (and confirmed by telephone), and (iv) delivered by commercial courier, in each case to the addresses set out below or at such other addresses as specified by written notice and delivered in accordance herewith:

         SELLER:           PEACHTREE CITY HOLDINGS, L.L.C.
                           c/o Pathway Communities
                           Post Office Box 2007
                           200 Westpark Drive, Suite 300
                           Peachtree City, Georgia  30269
                           Attn:  Pat Heaberg

         PURCHASER:        Southern Community Bank

                           525 N Jeff Davis
                           P. O. Box 142069
                           Fayetteville, GA 30214
                           Attn: Gary McGaha

11.00    CONDEMNATION

         11.01 Seller represents to the best of its actual knowledge and belief the Property is not subject to a condemnation proceeding nor to a bona fide threat of condemnation by a body having the power of eminent domain or condemnation. If prior to the closing of the sale contemplated herein all or part of the Property is subject to a bona fide threat of condemnation by a body having the power of eminent domain or condemnation, or sale in lieu thereof, Purchaser may by written notice to Seller, given within ten (10) days of Purchaser's receiving actual notice of such condemnation, damage or destruction, elect to rescind and cancel this Agreement, and upon rescission, the Earnest Money shall be promptly returned to Purchaser, whereupon no party hereto shall have any right or obligation hereunder whatsoever (the date of Closing shall be extended if necessary to allow Purchaser the aforesaid ten
(10) day period). If Purchaser does not elect so to rescind, this Agreement shall remain in full force and effect, and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustments, and at Closing, Seller shall assign, transfer and set over to Purchaser all of Seller's right, title and interest in and to any awards that have been or that may thereafter be made for such taking.

12.00    BROKERAGE

         12.01 Purchaser and Seller each represent and warrant that there are no claims for brokerage commissions or fees or like charges payable in connection with this transaction by virtue of contacts or activities of either Purchaser or Seller. Purchaser and Seller hereby indemnify each other against, and agree to hold each other harmless from, any and all claims for agency or brokerage commissions or fees or like charges arising out of or in any way connected with any claimed agency relationship with the indemnitor and relating to the purchase and sale of the Property, and this provision shall survive the Closing contemplated hereby and the delivery of the deed of conveyance and, anything elsewhere contained herein to the contrary not withstanding, any early termination of this Agreement.

         12.02 Peachtree Brokerage Group ("PBG"), as a Georgia licensed real estate brokerage company, is representing the Seller in this transaction. PBG may render for Purchaser ministerial acts (being those acts which do not require discretion or the exercise of PBG's own judgment) such as assisting Purchaser in determining the availability of utilities and other such matters as are informative only. For its services in representing Seller, PBG will be compensated by the Seller and as to that compensation, as between Seller and Purchaser, Purchaser has no responsibility therefor, such responsibility being solely that of Seller which Seller agrees to pay.

         12.03    Seller is a licensed Georgia real estate brokerage company.

13.00    DEFAULT

         13.01 In the event of default by Purchaser under the terms hereof, Seller shall retain the Earnest Money as liquidated damages, in which event this Agreement shall terminate and all parties shall thereupon be released of all further liability hereunder. Seller and Purchaser acknowledge that it is impossible to determine the actual damages Seller would suffer from Purchaser's default hereunder and that the agreed upon liquidated damages are not punitive or a penalty but are just, fair and reasonable, all in accordance with O.C.G.A.
Section 13-6-7. Upon such termination, this Agreement, except for the indemnities provided for in Paragraphs 8.00 and 12.00 hereof, shall wholly cease and terminate and in such event no party shall have any further claim against the other by reason of this Agreement, and the lien or right, if any, of the Purchaser against the Property shall wholly cease.

         13.02 Should Closing not occur on or before the 180th day after the Effective Date solely because of the default of Seller hereunder, the Earnest Money (except for the sum of $100.00 provided for in the WITNESSETH paragraph of this Agreement which shall be retained by Seller as consideration for entering into this Agreement) shall be refunded to Purchaser, as its sole remedy.

14.00    RESALE

         14.01    Purchaser hereby represents and warrants and agrees:

                  (i) that Purchaser has no present plans to sell the Property and the Property is not being purchased for resale on a speculative basis;

                  (ii) that the Property is being acquired by Purchaser for the sole purpose of constructing thereon a building having not less than 3,500 square feet for use as a banking facility for his/her/its own use.

                  (iii) that Purchaser shall obtain a building permit for, and commence construction of, such building on or before twenty-four (24) months after the date of Closing; and,

                  (iv) that in the event Purchaser shall fail to have obtained a building permit and commenced construction of such building within the period hereinabove provided, Seller shall have the right to repurchase the Property from Purchaser for an amount equal to the Purchase Price. In the event Seller exercises the repurchase right provided herein, Purchaser shall convey the Property to Seller by limited warranty deed free and clear of all liens and encumbrances except those provided in the deed pursuant to which title to the Property is conveyed to Purchaser by Seller. The provision of this paragraph shall survive the closing of the purchase and sale contemplated by this Agreement and the delivery of the deed of conveyance by Seller to Purchaser.

15.00    SURVEY

         15.01 Seller, at its own expense, shall provide a current survey (the "SURVEY") of the Property prepared by a surveyor registered in the State of Georgia and the description of the Property, as conveyed, will be prepared from that Survey.

16.00    SELLER'S MANAGER

         16.01 Pathway Communities, Inc. shall act on behalf of Seller for all specific approvals required by Seller under the Deed Restrictions attached hereto as Exhibit "A" to the Limited Warranty Deed.

         16.02 Pathway Communities, Inc. is a licensed real estate brokerage company.

17.00    MISCELLANEOUS

         17.01 This Agreement shall be construed and interpreted under the laws of the State of Georgia.

         17.02 Purchaser shall pay all closing costs incident to the transaction contemplated herein, except Seller's attorney's fees and Georgia Property transfer taxes.

         17.03 All rights, powers and privileges conferred hereunder upon the parties shall be cumulative but not restrictive of those given by law.

         17.04 No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of any party's right to demand exact compliance with the terms hereof.

         17.05 Time is of the essence in complying with the terms, conditions and agreements of this Agreement.

         17.06 This Agreement contains the entire agreement of the parties hereto and no representations, inducements, promises, or agreements, oral or otherwise, among the parties not embodied herein shall be of any force of effect.

         17.07 Any amendment to this Agreement shall not be binding upon any of the parties to this Agreement unless such amendment is in writing duly executed by all of the parties hereto.

         17.08 At Closing, Purchaser and Seller shall execute and deliver, properly attested and acknowledged as required, all documents necessary to consummate this transaction.

         IN WITNESS WHEREOF, Seller and Purchaser have caused, under seal, this instrument to be executed as of the day and year first above written.


Date Executed by Seller:

                                               , 2001
-----------------------------------------------



Date Executed by Purchaser:

                                               , 2001
-----------------------------------------------



Date Executed by Seller's Manager:

                                    , 2001
------------------------------------



Date Executed by Seller's Broker:

                                    , 2001
------------------------------------


SELLER:

PEACHTREE CITY HOLDINGS, L.L.C.

By:
   ----------------------

Title:
      -------------------

PURCHASER:

SOUTHERN COMMUNITY BANK

By:
   ----------------------

Name:
     --------------------

Title:
      -------------------
       (CORPORATE SEAL)



SELLER'S MANAGER:

PATHWAY COMMUNITIES, INC.

By:
   ----------------------

Title:
      -------------------



SELLER'S BROKER:

PEACHTREE BROKERAGE GROUP

By:
   ----------------------

Title:
      -------------------

                                  EXHIBIT "A"

             TO AGREEMENT FOR THE SALE AND PURCHASE OF REAL ESTATE

                               LEGAL DESCRIPTION

         ALL THAT TRACT OR PARCEL OF LAND lying and being in Land
Lot(s)___________ of the _____th District of Fayette County, Georgia and being more particularly described as follows:

                                  EXHIBIT "B"

             TO AGREEMENT FOR THE SALE AND PURCHASE OF REAL ESTATE

                                STATE OF GEORGIA

                               COUNTY OF FAYETTE

                             LIMITED WARRANTY DEED

         THIS INDENTURE, made and entered into this the ______ day of _______________, 19___ between , PEACHTREE CITY HOLDINGS, L.L.C., a Georgia Limited Liability Company as party of the first part, hereinafter called "Grantor", and __________________________, as party of the second part, hereinafter called "Grantee" (the words "Grantor" and "Grantee" to include their respective heirs, successors and assigns where the context requires or permits).

         WITNESSETH THAT: Grantor, for and in consideration of the sum of TEN AND NO/100THS DOLLARS ($10.00) in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and by these presents does grant, bargain, sell, alien, convey and confirm unto the said Grantee, its successors and assigns, subject to the reservations and restrictions hereinafter stated, unto the following described property:


                       [LEGAL DESCRIPTION TO BE INSERTED]


         This conveyance and the limited warranty of title herein are expressly made subject to the following:

                  (i) Current city, state and county ad valorem property and sanitary taxes not yet due and payable;

                  (ii) All zoning ordinances and governmental restrictions affecting the above described property;

                  (iii)    Deed Restrictions attached hereto as EXHIBIT "A";

                  (iv) General utility, sewage, drainage and access easements and pedestrian or cart paths now affecting the Property;

                  (v) Those matters that would be revealed by a survey, or physical inspection, of the Property if such survey or inspection were made.

         TO HAVE AND TO HOLD the said tract or parcel of land, with all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of the said Grantee forever in FEE SIMPLE.

         AND THE SAID Grantor, for itself, its successors and assigns, will warrant and forever defend the right and title to the above described property unto the said Grantee, its successors and assigns only, against the claims of all persons claiming under, by or through Grantor and no other.

         IN WITNESS WHEREOF, the Grantor has caused this indenture to be executed by and through its duly authorized officers on this the day and year first above written.

Signed, sealed and delivered                 PEACHTREE CITY HOLDINGS, L.L.C.
in our presence this _______ day

----------------------, --------


                                             By:
--------------------------------                -------------------------------
Unofficial Witness
                                                Title:
                                                      -------------------------
------------------------------
Notary Public

                      EXHIBIT "A" TO LIMITED WARRANTY DEED

                          COMMERCIAL DEED RESTRICTIONS

A.       CONSTRUCTION

         1. No alterations shall be made to the property until site plans and grading plans have been approved in writing by Grantor, which shall have the right to establish and amend procedures and standards to guide its review of such plans. In particular, no clearing or grading shall take place on the property until Grantor has given written approval of the proposed ingress and egress, onsite circulation and parking, building location, and all areas where it is proposed to remove existing trees. No trees on the site with a diameter of at least six inches shall be removed without the specific written approval of Grantor.

         2. No structure shall be erected or placed on the property until the building plans, drainage and grading plans, specifications and site plans for such structure have been approved in writing by Grantor. As a minimum, final plans and specifications shall show the nature, kind, shape, dimensions, materials, basic exterior finishes, and colors, location, floor plans, and elevations of the proposed structure. Exterior alterations or additions shall be subject to the original restrictions and shall conform essentially to the original architectural design. All structures which are erected or placed on such land and all alterations which are made to such structures shall conform to the approved plans, specifications and site plan.

         3. No fence, wall or overhead utility of any kind shall be erected or permitted to remain upon any portion of the property without written approval from Grantor.

         4. The exterior of all structures must be completed within two years of the date Grantor approves the plans, except where such completion is impossible or would result in great hardship to the owner or builder due to strikes, fires, national emergency, or natural calamities.

         5. No outdoor lighting fixtures or signs shall be built, installed or altered on the property until plans and specifications and locations have been approved in writing by Grantor.

         6. During the course of construction on the property, no temporary building, trailer, garage, or structure shall be used as a residence.

         7. Any proposed change in the color scheme of the exterior of any buildings or improvements on the site must be approved in writing by Grantor.

         8. Grantee, its successors and assigns, except as hereinafter provided, shall not erect structures and construct paved areas on more than eighty percent (80%) of the area of the land conveyed by this deed. If Grantee, its successors or assigns, becomes the owner of any property abutting the property conveyed hereby, the land conveyed hereby and such abutting property, at the option of the then owner, shall be combined as one parcel for the purposes of this restriction. In such event, the then owner of such combined parcel shall not erect structures or construct paved areas on more than eighty percent (80%) of the area of such combined parcel. The construction by the then owner of the property conveyed hereby and the adjacent property of structures and paved areas covering more than eighty percent (80%) hereby shall be sufficient, without any other action on the part of such owner, to establish that the property conveyed hereby and such abutting property have been combined as one parcel for the purposes of this restriction. Once a property has been established as a combined parcel for the purposes of this restriction, any further acquisition of property adjacent to the combined parcel by the then owner of such combined parcel may likewise be combined for the purposes hereof in accordance with the provisions of this paragraph.

B.       USE

         9. Without specific written approval from Grantor, no portion of the property shall be used except for a banking facility.

         10. The property shall not be subdivided in any way for sale, resale, gift, transfer, or other purpose, except with the written approval of Grantor.

C.       APPEARANCE

         11. Any permitted outdoor storage facilities and trash containers shall be effectively screened from public view.

         12. No lumber, metals, bulk materials, refuse, trash or other similar materials shall be kept, stored, or allowed to accumulate outside any building on the property except during the construction period. During construction, the building materials on the property shall be placed and kept in a reasonably orderly fashion.

         13. No fuel tanks or similar storage receptacles shall be exposed to public view on the property; such receptacles must be installed within a building or screened area, or buried. Any exterior installation is subject to Grantor's approval.

         14. The landscaping on the property shall be installed in accordance with an approved landscaping plan and shall be kept in good order and condition at all times. Should Grantee fail to remedy any deficiency in the maintenance of the landscaping within thirty (30) days of written notification from Grantor, Grantor hereby expressly reserves the right, privilege and license, but not the duty, to make any and all corrections or improvements in landscaping maintenance at the expense of Grantee. Any such expense incurred by Grantor in this regard shall be payable by Grantee upon demand.

         15. No building or structure shall be permitted to fall into disrepair and each such building or structure shall at all times be kept in good condition and repair, and adequately painted or otherwise maintained. Should Grantee fail to remedy any deficiency in the condition of its buildings or structures within thirty days of written notifications from Grantor, Grantor hereby expressly reserves the right, privilege and license, but not the duty, to make any and all corrections or improvements to such buildings or structures at the expense of Grantee. Any such expense incurred by Grantor in this regard shall be payable by Grantee upon demand.

         16. No vending machine of any kind shall be placed on the property outside a building and in the public view without written approval of Grantor.

         17. No product display or advertising shall be placed on the property outside a building and in the public view without written approval from Grantor.

         18. No advertising messages or signs shall be placed on the inside or outside surfaces of exterior glass without written approval from Grantor.

         19. Exterior windows, doors and fixed glass shall be kept free of bulk storage or any other objects which are not legitimate product displays.

D.       SEWER CONNECTIONS

         20. Prior to the occupancy of a building on the property, proper and suitable provision shall be made for the disposal of sewage by connection with the sewer mains of Peachtree City Water and Sewerage Authority or any other company offering similar services, whose prior written approval Grantee shall obtain for the conducting on the property of any process which involves the generation of sewage effluent other than normal domestic waste.

E.       GENERAL CONDITIONS

         21. Nothing contained in these restrictions shall be construed to prevent the erection or maintenance by Grantor, or its duly authorized agents, of structures, improvements, or signs necessary or convenient to the development, sale, operation, or other disposition of Grantor's property within Peachtree City, Georgia.


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


         22. The approval of plans or specifications submitted for approval as herein specified for use on the land shall not be deemed to be a waiver of Grantor's right to object to any of the features or elements embodied in such plans or specifications, if or when the same features or elements are embodied in any subsequent plans and specifications submitted for approval.

         23. Grantor shall have the power and authority, but not the obligation, to approve or disapprove the plans and specifications, and the approval of said plans and specifications may be withheld not only because of the reasonable dissatisfaction of Grantor with the grading plan, location of the structure on the site, the finished ground elevation, the color scheme, finish, design, proportions, architecture, shape, height, style, and appropriateness of the proposed structure or altered structures, the materials used therein, size, height, or location of trees on the site, or because of its reasonable dissatisfaction with any or all other matters or things which, in the reasonable judgment of Grantor, will render the proposed improvement inharmonious or out of keeping with the general plan of improvement of said property or with the improvements erected on other land.

         24. The failure of Grantor or its successors or assigns to enforce any covenant, condition or restriction shall in no event be deemed to be a waiver of the right to do so thereafter nor of the right to enforce any other covenant, condition or restriction.

         25. Grantor may, from time to time, at any reasonable hour or hours, enter upon and inspect the property for the purpose of ascertaining compliance herewith.

         26. Every person who now or hereafter owns or acquires any right, title, estate, or interest in the land or portion of the land is and shall be conclusively deemed to have consented and agreed to every limitation, restriction, easement, condition and covenant contained herein, whether or not any reference to these restrictions is contained in the instrument by which such person acquired an interest in said land or any portion of the land.

         27. Grantor shall not be liable to any person whomsoever for any violation of these restrictions and Grantor does not warrant to Grantee or any other present or future owner that these restrictions will be enforced with regard to this property. The initiation and enforcement from time to time by Grantor of the above restrictions is for its sole benefit and control, and Grantor specifically disavows any obligations, implied or otherwise, to maintain these restrictions.

         28. Invalidation of any of the foregoing restrictions or any part thereof by judgment or court order shall in no way affect any of the other restrictions which shall remain in full force and effect.

         29. For the purposes of these restrictions, any written consents or approvals as may be necessary or required hereunder may be given by such person or entity as the Grantor may from time to time designate in writing, which designation will be filed in the public records maintained by the Clerk of the Superior Court of Fayette County, Georgia, and which will be effective until the same is revoked in like manner.

         30. Grantee shall not create, cause or permit hazardous materials or toxic wastes, as those terms are now or may hereafter be used or referred to in any rule, regulation or other promulgation of the Environmental Protection Agency or any successor thereto or any state or local agency or entity having jurisdiction over environmental matters, to be used, stored or accumulated in or on the property or any improvements now or hereafter located therein except as such use, storage or accumulation may be permitted by such agencies or entities and then only if full compliance with the rules and regulations established by such agencies or entities and Grantee shall indemnify Grantor harmless from any and all claims arising out of or resulting from the violation of this restriction.


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


                                  EXHIBIT "C"

             TO AGREEMENT FOR THE SALE AND PURCHASE OF REAL ESTATE

                      DEVELOPMENT GUIDELINES AND APPROVAL

         1. No alterations shall be made to the Property until site plans and grading plans have been approved in writing by Seller, which shall have the right to establish and amend procedures and standards to guide its review of such plans. In particular, no clearing or grading shall take place on the Property until Seller has given written approval of the proposed ingress and egress, onsite circulation and parking, building location, and all areas where it is proposed to remove existing trees. No trees on the Property with a diameter of at least six inches shall be removed without the specific written approval of Seller.

         2. No structure shall be erected or placed on the Property until the building plans, drainage and grading plans, specifications and site plans for such structure have been approved in writing by Seller. As a minimum, final plans and specifications shall show the nature, kind, shape, dimensions, materials, basic exterior finishes and colors, location, floor plans and elevations of the proposed structure. Exterior alterations or additions shall be subject to the original restrictions and shall conform essentially to the original architectural design. All structures which are erected or placed on the Property and all alterations which are made to such structures shall conform substantially to the approved plans, specifications and site plan. In the event that such improvements are reconstructed due to damage or destruction, the approval required by Section 5 shall be necessary only if the plans and specifications for the reconstructed building provide for material variations in exterior materials or architectural design from the buildings existing on the Property immediately prior to such damage or destruction.

         3. No fence, wall or overhead utility of any kind shall be erected or permitted to remain upon any portion of the Property without written approval from Seller.

         4. No outdoor lighting fixtures or signs shall be built, installed or altered on the Property until plans and specifications and locations have been approved in writing by Seller.

         5. The approval process for such plans and specifications shall be as follows:

                  a. Prior to construction or reconstruction of any improvements on the Property, the Purchaser shall submit to Seller two (2) sets of preliminary plans for the buildings and other improvements to be installed or constructed on the Property or any portion thereof, which plans shall include:

                           (i)      the location of all buildings thereon;

                           (ii)     dimensions, elevations and heights;

                           (iii) architectural design, treatment, colors and finishes of the exterior of the buildings.

                  b. Within ten (10) business days after such preliminary plans have been submitted (or resubmitted, as hereinafter provided) to Seller, Seller shall give the Purchaser written notice of its approval or disapproval thereof. If Seller does not approve the plans, the notice shall specify the items on the plans that are not approved and the changes necessary to correct those items. The Purchaser may then modify the plans to address the disapproved items and resubmit them to Seller for approval. If Seller shall fail to approve or disapprove the plans within ten (10) business days after receipt (or re-submission, as applicable), Seller shall be deemed to have approved such plans. The Purchaser may modify and resubmit the preliminary plans as many times as is necessary to obtain approval.

                  c. After the approval of the preliminary plans by Seller, the Purchaser of the Property shall prepare the final plans. The final plans shall be consistent with the approved preliminary plans and when completed shall be submitted to Seller for approval. Within ten (10) business days after such final plans have been submitted (or re-submitted, as hereinafter provided) to Seller, Seller shall give the Purchaser written notice of its approval or disapproval thereof. Seller shall have the right to object only to matters shown on the final plans that are inconsistent with the approved preliminary plans. If Seller does not approve the final plans, the notice shall specify the items on those plans that are not approved and the changes necessary to correct those items. The Purchaser may then modify the plans to address the disapproved items and resubmit them to Seller for approval. If Seller shall fail to approve or disapprove the plans within ten
(10) business days after receipt (or re-submission, as applicable), Seller shall be deemed to have approved such plans. The Purchaser may modify and resubmit the final plans as many times as is necessary to obtain approval.

         6. All landscaping on the Property shall be installed in accordance with a landscaping plan approved by Seller. The approval process for the landscaping plan shall be conducted in the manner set forth in Subsection 5 above.


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